Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS
Cray releases 2017 annual revenue guidance

Seattle, WA - May 2, 2017 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for its first quarter ended March 31, 2017.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the first quarter of 2017 was $59.0 million, compared to $105.5 million in the first quarter of 2016. Net loss for the first quarter of 2017 was $19.2 million, or $0.48 per diluted share, compared to a net loss of $5.0 million, or $0.13 per diluted share in the first quarter of 2016. Non-GAAP net loss was $28.4 million, or $0.71 per diluted share for the first quarter of 2017, compared to non-GAAP net loss of $5.3 million, or $0.13 per diluted share for the same period of 2016.

Overall gross profit margin on a GAAP and Non-GAAP basis for the first quarter of 2017 was 40%, compared to 38% for the first quarter of 2016.

Operating expenses for the first quarter of 2017 were $56.1 million, compared to $49.2 million for the first quarter of 2016. Non-GAAP operating expenses for the first quarter of 2017 were $53.3 million, compared to $46.3 million for the first quarter of 2016.

As of March 31, 2017, cash, investments and restricted cash totaled $285 million. Working capital at the end of the first quarter was $350 million, compared to $373 million at the end of 2016.

“As expected, we got off to a slower start to the year,” said Peter Ungaro, president and CEO of Cray. “While activity at the high-end of the supercomputing market continues to be relatively slow and our visibility remains limited, our competitive position remains strong. We were recently awarded several significant new contracts in the worldwide weather and climate segment — a market where our leadership position continues to expand. We also released our 2017 revenue outlook today which, driven by the ongoing market conditions, is significantly lower than where we finished 2016. Despite this, we continue to be confident in our ability to drive long-term growth over time.”

Outlook
For 2017, while a wide range of results remains possible, Cray expects revenue to be in the range of $400-$450 million for the year. Revenue in the second quarter of 2017 is expected to be approximately $60 million. GAAP and non-GAAP gross margins for the year are expected to be in the low- to mid-30% range. Non-GAAP operating expenses for 2017 are expected to be roughly flat with 2016 levels. For 2017, GAAP operating expenses are anticipated to be about $12 million higher than non-GAAP operating expenses, and GAAP gross profit is expected to be about $1 million lower than non-GAAP gross profit.

Actual results for any future periods are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In May, Cray announced that it was selected to deliver a Cray CS400 system to the Laboratory Computing Resource Center at Argonne National Laboratory. The new 1.5 petaflops Cray system will serve as the Center’s flagship cluster.

•
In April, Cray announced that it signed a solutions provider agreement with Mark III Systems, to develop, market and sell solutions that leverage Cray’s portfolio of supercomputing and big data analytics systems.

•	In April, Cray completed its office move from downtown St. Paul to The Offices @ MOA in Bloomington, Minnesota. This office is now fully operational, housing more than 350 Cray employees.

•
In January, Cray was selected by the GW4 Alliance and The Met Office in the UK to deliver the hardware and support for a new Tier 2 high performance computing service for UK-based scientists. This unique new service will provide multiple advanced architectures within the same system in order to enable evaluation and comparison across a diverse range of processors.

•
In the last several months, Cray was awarded significant new contracts to deliver Cray supercomputers and storage systems to multiple leading weather and climate research centers around the world. None of these awards has been announced specifically as of yet.

Conference Call Information
Cray will host a conference call today, Tuesday, May 2, 2017 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its first quarter ended March 31, 2017 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205. International callers should dial (765) 889-6838 and use the conference ID #56308196. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #56308196. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PDT on Tuesday, May 2, 2017.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission (“SEC”). A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results, Cray’s competitive position in the high end supercomputing market, Cray’s expansion into the worldwide weather and climate segment, its ability to grow in the future, and its product development, sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and estimates as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray will not be able to secure orders for Cray products to be accepted in 2017 or in future years when or at the levels expected, the risk that the segments of the high-end of the supercomputing market that Cray targets do not recover from the current downturn as early or as completely as expected or at all, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that cannot be corrected within the time for planned acceptances, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that government funding for research and development projects is less than expected, the risk that new third-party processors and other components for our systems are not available with the anticipated performance, timing or pricing, the risk that Cray is not able to successfully sell products and services in the big data, artificial intelligence and commercial markets as expected or at all, the risk that the expense to address Cray systems at customer sites that have issues with third party components or with Cray components, is material, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that Cray is not able to achieve anticipated gross margin or expense levels and such other risks as identified in Cray’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and from time to time in other reports filed by Cray with the SEC. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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CRAY and the stylized CRAY mark are registered trademarks of Cray Inc. in the United States and other countries, and the CS family of supercomputers is a trademark of Cray Inc.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenue:
Product	$21,128	$71,410
Service	37,903	34,139
Total revenue	59,031	105,549
Cost of revenue:
Cost of product revenue	14,751	46,178
Cost of service revenue	20,471	19,409
Total cost of revenue	35,222	65,587
Gross profit	23,809	39,962
Operating expenses:
Research and development, net	32,640	25,840
Sales and marketing	14,653	16,001
General and administrative	8,797	7,338
Total operating expenses	56,090	49,179
Loss from operations	(32,281)	(9,217)

Other income (expense), net	1,042	(436)
Interest income, net	878	584
Loss before income taxes	(30,361)	(9,069)
Income tax benefit	11,146	4,056
Net loss	$(19,215)	$(5,013)

Basic net loss per common share	$(0.48)	$(0.13)
Diluted net loss per common share	$(0.48)	$(0.13)

Basic weighted average shares outstanding	39,994	39,651
Diluted weighted average shares outstanding	39,994	39,651

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$198,320	$222,962
Restricted cash	402	—
Short-term investments	84,813	—
Accounts and other receivables, net	54,787	197,941
Inventory	113,615	88,254
Prepaid expenses and other current assets	16,438	20,006
Total current assets	468,375	529,163

Long-term restricted cash	1,655	1,655
Long-term investment in sales-type lease, net	29,525	31,050
Property and equipment, net	38,233	30,620
Service spares, net	2,911	3,023
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	1,448	1,637
Deferred tax assets	96,947	85,613
Other non-current assets	15,408	17,629
TOTAL ASSETS	$668,684	$714,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,186	$45,504
Accrued payroll and related expenses	10,105	17,199
Other accrued liabilities	4,296	10,303
Deferred revenue	73,074	83,129
Total current liabilities	118,661	156,135

Long-term deferred revenue	27,639	27,258
Other non-current liabilities	13,211	5,703
TOTAL LIABILITIES	159,511	189,096

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,300,399 and 40,757,458 shares, respectively	625,513	622,604
Accumulated other comprehensive income	2,850	2,782
Accumulated deficit	(119,190)	(99,910)
TOTAL SHAREHOLDERS’ EQUITY	509,173	525,476
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$668,684	$714,572

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended March 31, 2017
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(19.2)	$(0.48)	$(32.3)	$23.8	$56.1

Share-based compensation	(1)	2.7		2.7	0.1	2.6
Amortization of acquired and other intangibles	(2)	0.2		0.2		0.2
Items impacting tax provision	(3)	(12.1)
Total reconciling items		(9.2)	(0.23)	2.9	0.1	2.8

Non-GAAP		$(28.4)	$(0.71)	$(29.4)	$23.9	$53.3

		Three Months Ended March 31, 2016
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(5.0)	$(0.13)	$(9.2)	$40.0	$49.2

Share-based compensation	(1)	2.9		2.9	0.2	2.7
Purchase accounting adjustments	(2)	0.1		0.1	0.1
Amortization of acquired and other intangibles	(2)	0.2		0.2		0.2
Items impacting tax provision	(3)	(3.5)
Total reconciling items		(0.3)	—	3.2	0.3	2.9

Non-GAAP		$(5.3)	$(0.13)	$(6.0)	$40.3	$46.3

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended March 31, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$6.4	30%	$17.4	46%	$23.8	40%

Share-based compensation	(1)			0.1		0.1
Total reconciling items		—	—%	0.1	—%	0.1	—%

Non-GAAP		$6.4	30%	$17.5	46%	$23.9	40%

		Three Months Ended March 31, 2016
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$25.3	35%	$14.7	43%	$40.0	38%

Share-based compensation	(1)	0.1		0.1		0.2
Purchase accounting adjustments	(2)	0.1				0.1
Total reconciling items		0.2	1%	0.1	—%	0.3	—%

Non-GAAP		$25.5	36%	$14.8	43%	$40.3	38%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Income
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended March 31,
		2017	2016
GAAP Net Loss		$(19.2)	$(5.0)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.1	0.2
Purchase accounting adjustments	(2)	—	0.1
Total adjustments impacting gross profit		0.1	0.3

Non-GAAP gross margin percentage		40%	38%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.6	2.7
Amortization of acquired and other intangibles	(2)	0.2	0.2
Total adjustments impacting operating expenses		2.8	2.9

Items impacting tax provision	(3)	(12.1)	(3.5)
Non-GAAP Net Loss		$(28.4)	$(5.3)

Non-GAAP Diluted Net Loss per common share		$(0.71)	$(0.13)

Diluted weighted average shares		40.0	39.7

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets